UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 16, 2021

RenovaCare, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-30156	98-0384030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4 Becker Farm Road, Suite 105 Roseland, NJ	07068
(Address of Principal Executive Offices)	(Zip Code)

(888) 398-0202
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Section 8 - Other Events

Item 8.01 Other Events.

As previously announced, on May 28, 2021 the U.S. Securities and Exchange Commission (“SEC”) filed a civil complaint naming RenovaCare, Inc. (the “Company”) and Harmel S. Rayat, RenovaCare Chairman as defendants (the “SEC Complaint”). The SEC Complaint, regarding legacy events from over 3 years ago, generally alleges that the Company and Mr. Rayat violated the antifraud provisions of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and also alleges that Mr. Rayat aided and abetted the Company's violation of those provisions. The SEC Complaint also charges the Company with violating the reporting provisions of Exchange Act Section 15(d) and Rules 15d-11 and 12b-20 thereunder. The SEC seeks permanent injunctions and civil penalties against both defendants, and officer-and-director and penny stock bars against Mr. Rayat.

Following the SEC’s announcement of the SEC Complaint, a number of class actions allegations in the SEC Complaint and related matters (collectively, the “Class Actions”).

On or about July 16, 2021, Gabrielle A. Boller, a purported stockholder, filed a putative class action lawsuit in the United States District Court for the District of New Jersey against the Company and certain of its current and former executive officers (the “Boller Lawsuit”). The Boller Lawsuit was brought by Boller both individually and on behalf of a putative class of the Company’s stockholders, claiming that in connection with the facts and circumstances underlying the allegations in the SEC Complaint, the Company engaged in fraudulent conduct and made false and misleading statements of material fact or omitted to state material facts necessary to make the statements made not misleading. The Boller Lawsuit seeks to declare the action to be a class action and monetary damages, including costs and expenses, and award of reasonable attorneys’ fees, expert fees, and other costs, and such other relief as the Court may deem just and proper.

On or about July 21, 2021, Michael Solakian, a purported stockholder of the Company, filed a putative class action lawsuit in the United States District Court for the District of New Jersey against the Company and certain of its current and former executive officers (the “Solakian Lawsuit”). The Solakian Lawsuit was brought by Solakian both individually and on behalf of a putative class of the Company’s stockholders, claiming that in connection with the facts and circumstances underlying the allegations in the SEC Complaint, the Company engaged in fraudulent conduct and made false and misleading statements of material fact or omitted to state material facts necessary to make the statements made not misleading. The Solakian Lawsuit seeks to declare the action to be a class action and monetary damages, including costs and expenses, and award of reasonable attorneys’ fees, expert fees, and other costs, and such other relief as the Court may deem just and proper.

The Company intends to vigorously defend itself against these Class Actions. Based on the early stages of these legal proceedings, at this time, the Company is not able to reasonably estimate a possible range of loss, if any, that may result from the allegations set forth in the complaints filed in the Class Actions.

[SIGNATURE PAGE FOLLOWS]

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on July 22, 2021.

RenovaCare, Inc.

By: /s/ Kaiyo Nedd

Kaiyo Nedd

President and Chief Executive Officer